Exhibit 2.4

INDENTURE

Dated as of

March 17, 2014

Between

VIPSHOP HOLDINGS LIMITED

as Company

and

Deutsche Bank Trust Company Americas

as Trustee

DEBT SECURITIES

CROSS-REFERENCE SHEET*

Trust Indenture Act Section	Indenture Section
§ 310(a)	11.04(a)
(b)	11.04(b), 11.05
§ 311 11.01(f)
§ 312(a)	10.03
(b)	11.10
(c)	11.10
§ 313(a)	10.01(a)
(b)	10.01(a)
(c)	10.01(b)
(d)	10.01(b)
§ 314(a)(1)	10.02
(a)(2)	10.02
(a)(4)	6.07
(c)	16.01(a)
(e)	16.01(b)
§ 315(a)(1)	11.02(b)(i)
(a)(2)	11.02(b)(ii)
(b)	11.03
(c)	11.02(a)
(d)	11.02(b)
(e)	7.08
§ 316(a) (last sentence)	1.01 (definition of “Outstanding”)
(a)(1)	7.06
(b)	7.07
(c)	8.02(e), 14.02(d)
§ 317(a)	7.03, 7.04
(b)	6.03(c)
§318	16.02

*This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

i

Section 16.09	Severability	81
Section 16.10	Benefits of Indenture	81
Section 16.11	Counterparts	81
Section 16.12	Governing Law; Waiver of Trial by Jury	81
Section 16.13	Submission to Jurisdiction	81
Section 16.14	Waiver of Immunity	82
Section 16.15	Force Majeure	82
Section 16.16	USA Patriot Act	82

EXHIBITS

EXHIBIT A	Form of Security

v

INDENTURE dated as of March 17, 2014, between Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Definitions.

(a)                                 Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.

(b)                                 Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Amounts” has the meaning provided in Section 6.05(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” has the meaning provided in Section 11.09.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means the board of directors elected or appointed by the shareholders of the Company to manage its business or any committee of such board duly authorized to take the action purported to be taken by such committee.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of members was present and acting throughout or adopted by written resolution executed by every member of the Board of Directors.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the Cayman Islands, Hong Kong or Beijing are, or the Federal Reserve Bank of New York is, authorized or obligated by law, regulation or executive order to close or be closed

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“close of business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the recitals, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by (i) two Officers or (ii) one Officer and either a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of the Company.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Corporate Trust Office,” or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, New York, New York 10005, Attention: Trust & Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 12.03(d).

“CUSIP” means the identification number provided by the Committee on Uniform Securities Identification Procedures.

“Currency” means U.S. Dollars or Foreign Currency.

“Currency Determination Agent” has the meaning provided in Section 3.11(d).

“Default” has the meaning provided in Section 11.03.

“Defaulted Interest” has the meaning provided in Section 3.08(b).

“Depositary” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Designated Currency” has the meaning provided in Section 3.11(a).

“Discharged” has the meaning provided in Section 12.03(b).

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the base rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“Event of Default” has the meaning provided in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” has the meaning provided in Section 3.11(d).

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(f).

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name Securities are registered in the Register.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with U.S. GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument and all indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Independent Legal Counsel” means an independent legal firm of nationally recognized standing that is reasonably acceptable to the Trustee.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“ISIN” means the International Securities Identification Number.

“Issue Date” means, with respect to any Security, the date on which such Security is originally issued under this Indenture.

“Judgment Currency” has the meaning provided in Section 16.06.

“Legal Defeasance” has the meaning provided in Section 12.03(b).

“Mandatory Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Maturity” means, with respect to any Security, the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

“Members” has the meaning provided in Section 3.03(h).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.

“Officer’s Certificate” means a certificate signed by any of the Officers and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.01 if and to the extent required by the provisions of such Section.

“Opinion of Counsel” means an opinion in writing reasonably acceptable to the Trustee signed by legal counsel, who may be an employee of or counsel to the Company or who may be other counsel, that meets the applicable requirements provided for in Section 16.01.

“Optional Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)                               Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Company, such Affiliate or such other obligor owns all of such Securities, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series for which the Trustee has received written notice to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, the decision of the Trustee upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all such Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 11.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are Outstanding for the purpose of any such determination. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to Securities of any series issued hereunder.

“Payment Default” has the meaning provided in Section 7.01(e).

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Place of Payment” has the meaning provided in Section 3.01(h).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of the Controlled Entities of the Company:

(i)                                     as to which one or more of the following conditions is/are satisfied:

(A)                               its total revenue or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated total revenue attributable to the Company is at least 5% of the consolidated total revenue of the Company;

(B)                               its net profit or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit of the Company (before taxation and exceptional items); or

(C)                               its net assets or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Company (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Controlled Entity of the Company and the then latest audited consolidated financial statements of the Company; provided that, in relation to clauses (A), (B) and (C) above:

(1)                                 in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)                                 if at any relevant time in relation to the Company or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3)                                 if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4)                                 if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with the accounts of the Company, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Company (determined on the basis of the foregoing); or

(ii)                                  to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An Officer’s Certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Prospectus” means the prospectus relating to the offering of Securities.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

“Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

“Register” has the meaning provided in Section 3.05(a).

“Registrar” has the meaning provided in Section 3.05(a).

“Relevant Jurisdiction” has the meaning provided in Section 6.05(a).

“Responsible Officer” mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Trustee and delivered under this Indenture.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

“Senior Indebtedness” means the principal of, premium, if any, or interest on (i) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (A) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (B) any Indebtedness of the Company to any of its Subsidiaries, (C) Indebtedness to any employee of the Company, (D) any liability for taxes, (E) Trade Payables and (F) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (ii) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (x) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (y) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

“Special Record Date” has the meaning provided in Section 3.08(b)(i).

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

“Subsidiary” of any Person means (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (ii) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (i) and (ii), voting at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Successor Company” has the meaning provided in Section 3.06(i).

“Successor Jurisdiction” has the meaning provided in Section 6.05(f).

“Tax Change” has the meaning provided in Section 4.07(a).

“Taxes” has the meaning provided in Section 6.05(a).

“Total Equity,” as of any date, means the total equity attributable to the Company’s shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on the consolidated balance sheet of the Company for the most recent fiscal quarter.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Dollars” or “US$” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. GAAP” refers to generally accepted accounting principles in the United States.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Section 1.02                             Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b)                                 references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of the Indenture, unless the context otherwise requires; and

(c)                                  references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

FORMS OF SECURITIES

Section 2.01                             Form Generally.

(a)                                 The Securities of each series shall be substantially in the form set forth in Exhibit A attached hereto or as shall be established pursuant to a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)                                 The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the

Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02                             Form of Trustee’s Certificate of Authentication.

(a)                                 Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)                                 Each Security shall be dated the date of its authentication.

(c)                                  The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	[Deutsche Bank Trust Company Americas By: Deutsche Bank National Trust Company], as Trustee

By:
Authorized Signatory
Title:

Section 2.03                             Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Date of authentication:	[Deutsche Bank Trust Company Americas By: Deutsche Bank National Trust Company], as Trustee

	By:	[NAME OF AUTHENTICATING AGENT] as Authenticating Agent

By:
Authorized Signatory
Title:

ARTICLE III

THE DEBT SECURITIES

Section 3.01                             Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. There shall be set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)                                 the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)                                 any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 14.05) and the percentage or percentages of principal amount at which the Securities of the series will be issued;

(c)                                  the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)                                 the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)                                  if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms applicable thereto;

(f)                                   if the amount of payment of principal of, premium, if any, or interest on, the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)                                  if the principal of, premium, if any, or interest on, Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the Exchange Rate (in addition to or in lieu of the provision set forth in Section 3.11) between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)                                 the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(i)                                     the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j)                                    the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)                                 if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)                                     if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(m)                             the guarantors, if any, of the Securities of such series, and the form and terms of the guarantees (including provisions relating to seniority or subordination of such guarantees and the release of the guarantors), if any, of any payment or other obligations on such Securities and any additions or changes to this Indenture to permit or facilitate guarantees of such Securities;

(n)                                 whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount or premium, if any, with which such Securities may be issued;

(o)                                 provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(p)                                 whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, (i) the Depositary for such Global Security or Securities, (ii) the form of legend in addition to or in lieu of that in Section 3.03(f) which shall be borne by such Global Security and (iii) the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof;

(q)                                 the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(r)                                    the form of the Securities of the series;

(s)                                   if the Securities of such series are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes to this Indenture, if any, to permit or facilitate such conversion or exchange;

(t)                                    whether the Securities of the series are subject to subordination and the terms of such subordination;

(u)                                 whether the Securities of the series shall be secured and the nature of such security and provisions related thereto;

(v)                                 the securities exchange(s) or automated quotation system(s) on which the Securities of the series will be listed or admitted to trading, as applicable, if any

(w)                               any restriction or condition on the transferability of the Securities of the series;

(x)                                 any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the Securities of the series;

(y)                                 any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to the Securities of the series;

(z)                                  provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(aa)                          any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(bb)                          any addition to or change in the covenants set forth in Article VI which applies to the Securities of the series; and

(cc)                            any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of the TIA or this Indenture, except as permitted by Section 14.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order, Officers’ Certificate or in one or more indentures supplemental hereto; provided that, if additional Securities of an existing series are issued, such additional Securities shall not have the same CUSIP, ISIN or other identifying number unless such additional Securities are fungible with the existing Securities of such series for U.S. federal income tax purposes.

Section 3.02                             Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of US$2,000 and multiples of US$1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03                             Execution, Authentication, Delivery and Dating.

(a)                                 The Securities shall be executed in the name and on behalf of the Company by an Officer. Such signatures may be the manual or facsimile signatures of the present or any future such Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b)                                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Company Order or Officer’s Certificate setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)                                  In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 16.01 stating that the conditions precedent, if any, provided for in the Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 16.01 and substantially in the form set forth below:

(i)                  that the form or forms of such Securities have been established in accordance with Article II and Section 3.01 and in conformity with the other provisions of this Indenture;

(ii)               that the terms of such Securities have been established in accordance with Section 3.01 and in conformity with the other provisions of this Indenture;

(iii)            that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(iv)           that all conditions precedent, if any, provided for in the Indenture in respect of the authentication and delivery by the Company of such Securities have been complied with.

(d)                                 Each Security shall be dated the date of its authentication.

(e)                                  The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(f)                                   Notwithstanding the provisions of Section 3.01 and of this 3.03 if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 16.01.

(g)                                  If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture or on a Schedule to such Global Security.

(h)                                 Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(i)                                     Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(j)                                    No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04                             Temporary Securities.

(a)                                 Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Securities may determine, as conclusively evidenced by their execution of such temporary Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)                                 If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Company in a Place of Payment for such purposes provided in Section 6.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)                                  Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05                             Registrar.

(a)                                 The Company shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)                                 The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar for any series, the Trustee shall act as such. The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c)                                  The Company hereby initially appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the Trustee as such. So long as the Trustee serves as Registrar, it will be entitled as Registrar to the same rights of compensation, reimbursement and indemnification under Section 11.01 and Section 11.02 as if it were Trustee. No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

Section 3.06                             Transfer and Exchange.

(a)                                 Transfer.

(i)                  Upon surrender for registration of transfer of any Security of any series at the Registrar, the Company shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii)               Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b)                                 Exchange.

(i)                  At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii)               Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c)                                  Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive individual Securities.

(i)                  Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the

Depositary for the Securities of such series shall no longer be eligible under Section 3.03(g) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) the Company executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of individual Securities of authorized denominations.

(ii)               The owner of a beneficial interest in a Global Security shall be entitled to receive an individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)                               the Security Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)                               the Company shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to such beneficial owner individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)                               the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such individual Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such individual Securities had been issued.

(iii)            If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a

Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver at the expense of the Company, without service charge,

(A)                               to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)                               to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

(iv)           In any exchange provided for in clauses (i) through (iii), the Company shall execute and the Trustee shall authenticate and deliver individual Securities in registered form in authorized denominations.

(v)              Upon the exchange in full of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d)                                 All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e)                                  Every Security presented or surrendered for registration of transfer or exchange, or for payment shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f)                                   No service charge shall be made for any registration of transfer or exchange of Securities. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the Holders.

(g)                                  The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)                                 Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(i)                                     In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XIV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such Company Order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(j)                                    Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(k)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l)                                     Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07                             Mutilated, Destroyed, Lost and Stolen Securities.

(a)                                 If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b)                                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)                                  Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d)                                 Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)                                  The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08                             Payment of Interest; Interest Rights Preserved.

(a)                                 Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b)                                 Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of

Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. If the security is in global form, notice will be given according to the rules of the depository. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)               The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)            The Trustee shall have no responsibility whatsoever to determine the Defaulted Interest or confirm the accuracy of such payment or any calculations made by the Company.

(c)                                  Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09                             Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly cancelled by it and, if surrendered to the Trustee, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No

Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities held by it in accordance with its then customary procedures,  and deliver evidence of such disposal to the Company upon its written request therefor. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10                             Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11                             Currency of Payments in Respect of Securities.

(a)                                 The Company may provide pursuant to Section 3.01 for Securities of any series that (i) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on, the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Company to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the Business Day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such Additional Amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. Notwithstanding the foregoing, unless otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series shall be made in U.S. Dollars.

(b)                                 If the principal of, premium, if any, or interest on any Security is payable in a Foreign Currency and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equivalent of the amount payable in such other Currency at the Exchange Rate as determined pursuant to clause (d) below. Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars shall not constitute an Event of Default under this Indenture.

(c)                                  For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of, premium, if any, and interest on, the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of, premium, if any, and interest on, the Outstanding Securities denominated in a Foreign Currency shall be the amount in U.S. Dollars based upon the Exchange Rate as determined pursuant to clause (d) below (or as specified pursuant to Section 3.01, if applicable) for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(d)                                 Any decision or determination to be made regarding the Exchange Rate shall be made by the Company or an agent appointed by the Company (the Company, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. Unless otherwise specified pursuant to Section 3.01, “Exchange  Rate” shall mean, for any Currency, the noon buying rate in New York City for cable transfers for such Currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate. All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

Section 3.12                             CUSIP Numbers. The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01                             Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02                             Selection of Securities to be Redeemed.

(a)                                 If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select either pro rata, by lot or in such other manner as the Trustee shall deem appropriate (subject to the procedures of the Depositary) and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

(b)                                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03                             Notice of Redemption.

(a)                                 Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 16.04; provided that the Trustee be provided with the draft notice at least 15 days prior to sending such notice of redemption and an Officer’s Certificate instructing the Trustee to send the notice to Holders. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series. Simultaneously with providing any notice of redemption, the Company will publish a notice containing relevant information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at such time.

(b)                                 All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i)                  such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii)               the Redemption Date;

(iii)            the Redemption Price;

(iv)           if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v)              that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi)           the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(vii)        that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the securities; and

(viii)     if applicable, that the redemption is for a sinking fund, if such is the case.

Section 4.04                             Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, one Business Day prior to the Redemption Date for any Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05                             Securities Payable on Redemption Date. If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, and, except as provided in Section 12.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trustee or Paying Agent with the moneys deposited in accordance with Section 4.04 above at the Redemption Price (unless the Company shall Default in the payment of the Redemption Price); provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06                             Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Section 4.07                             Tax Redemption.

(a)                                 Each series of Securities may be redeemed at any time, at the option of the Company, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date, if (i) as a result of any change in, or amendment to, the laws or any rules or regulations of a Relevant Jurisdiction, or any change in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination), which change or amendment becomes effective on or after the Issue Date (or, in the case of a jurisdiction that becomes a Relevant Jurisdiction after such date, after such later date) (each, a “Tax Change”), the Company or any successor Person to the Company is, or on the next Interest Payment Date would be, obligated to pay Additional Amounts upon the next payment of principal, premium, if any, in respect of such Securities that are more than a de minimis amount and (ii) such obligation cannot be avoided by the Company or any such successor Person to the Company taking commercially reasonable measures available to it, provided that changing the jurisdiction of the Company or such successor Person to Company is not a reasonable measure for purposes of this Section 4.07(a).

(b)                                 Prior to the giving of any notice of redemption of the Securities pursuant to Section 4.07(a), the Company or any such successor Person to the Company shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel to the effect that the Company or any such successor Person to the Company is, or would become, obligated to pay more than a de minimis amount of such Additional Amounts as the result of a Tax Change and (iii) an Officer’s Certificate from the Company or any such successor Person to the Company, stating that such Tax Change has occurred, describing the facts leading thereto and stating that the requirement to pay Additional Amounts cannot be avoided by the Company or any such successor Person to the Company taking commercially reasonable measures available to it.

(c)                                  Any redemption of Securities pursuant to this Section 4.07 shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or any such successor Person to the Company would be required to pay Additional Amounts if a payment in respect of such Securities was then due.

(d)                                 If the Redemption Date occurs after a regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of the record of the Securities on the regular Record Date corresponding to such Interest Payment Date, and the Redemption Price payable to the Holder who presents a Security for redemption will be equal to 100% of the principal amount of such Security, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

(e)                                  Upon receiving such notice of redemption, each Holder will have the right to elect to not have its Securities redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment with respect to such Securities solely as a result of such Tax Change that resulted in the obligation to pay such Additional Amounts  after the Redemption Date (or, if the Company fails to pay the redemption price on the Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Securities will be subject to the deduction or withholding of such Relevant Jurisdiction and taxes required by law to be deducted or withheld as a result of such Tax Change. A Holder electing not to have its Securities redeemed must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the second business day immediately preceding the Redemption Date. A Holder may withdraw any notice of election by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made or deemed to have been made, the Holder will have its Securities redeemed without any further action.

(f)                                   No Securities may be redeemed if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

ARTICLE V

SINKING FUNDS

Section 5.01                             Applicability of Sinking Fund.

(a)                                 Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b)                                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02                             Mandatory Sinking Fund Obligation. The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 4.03 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a written notice signed on behalf of the Company by an Officer, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities, the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.03                             Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year, it shall deliver to the Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a certificate signed by an Officer, stating that the Company shall exercise such optional right, and specifying the amount which the Company shall pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.04                             Application of Sinking Fund Payment.

(a)                                 If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed US$50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment; provided that, if the date of such payment shall be a sinking fund payment date, such payment shall be applied on such sinking fund payment date to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.03(b). The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption, prepared by the Company, of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b)                                 On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to, but not including, the Redemption Date on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c)                                  The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as above provided, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

Section 6.01                             Payments of Principal, Premium and Interest. The Company, for the benefit of each series of Securities, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each series of Securities, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02                             Maintenance of Office or Agency; Paying Agent.

(a)                                 The Company shall maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands. So long as the Trustee serves as Paying Agent, it will be entitled as Paying Agent to the same rights of compensation, reimbursement and indemnification under Section 11.01 and Section 11.02 as if it were Trustee.

(b)                                 The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate thereof may act as Paying Agent.

Section 6.03                             To Hold Payment in Trust.

(a)                                 If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of, premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate shall segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal, premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and shall notify the Trustee of its action or failure to act in that regard.

Upon any proceeding under the Bankruptcy Code or any applicable state bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such

Affiliate is then acting as Paying Agent, the Trustee shall promptly replace the Company or such Affiliate as Paying Agent.

(b)                                 If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of, premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, one Business Day prior to the date on which the principal of, premium, if any, or interest on any of the Securities of that series shall become payable as above provided, whether by their terms or as a result of the calling thereof for redemption, the Company shall deposit with such Paying Agent a sum sufficient to pay such principal, premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities shall promptly notify the Trustee of its payment or failure to make such payment.

(c)                                  If the Paying Agent shall be a Person other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i)                  comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent;

(ii)               hold all moneys held by it for the payment of the principal of, premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(iii)            give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of, premium, if any, or interest on the Securities of that series; and

(iv)           at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)                                 Anything in this Section 6.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, upon such payment by a Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

(e)                                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company (or, if then held by the Company, shall be discharged from such trust), and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 6.04                             Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:

(a)                                 The Company shall not consolidate with or merge with or into any other Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, any Person, unless

(i)                  the resulting surviving transferee or successor person, if not the Company, is a corporation organized and existing under the laws of the British Virgin Islands, the Cayman Islands, Bermuda, Hong Kong or the United States or any State thereof or the District of Columbia and such Person, if not the Company, expressly assumes by an indenture supplemental to this Indenture all the obligations of the Company under this Indenture and the Securities, including the obligation to pay Additional Amounts as set forth in Section 6.05;

(ii)               immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)            the Company has delivered to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposal and such supplemental indenture comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(b)                                 Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal in accordance with this Section 6.04, the resulting surviving transferee or successor person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the consolidated properties and assets of the predecessor Company, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like Board of Directors or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this

Section 6.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

Section 6.05                             Additional Amounts.

(a)                                 All payments of principal, premium, if any, and interest and deliveries made by the Company in respect of any Security shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the British Virgin Islands, the Cayman Islands, the PRC or any jurisdiction where the Company is, or deemed to be, organized or otherwise resident or doing business for tax purposes or from or through which payment is made or deemed to be made on the Company’s behalf (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law or by regulation or governmental policy having the force of law. If the Company is required to make such withholding or deduction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each beneficial owner of Securities of such amounts as would have been received by such beneficial owner had no such withholding or deduction of such Taxes (including Taxes on Additional Amounts) been required, except that no such Additional Amounts shall be payable:

(i)                  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Security and the Relevant Jurisdiction other than merely holding such Security or receiving principal, premium, if any, or interest in respect thereof or enforcement of rights thereunder (including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)               in respect of any Taxes that would not have been imposed, deducted or withheld but for the presentation of a Security for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)            in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Security to comply with a timely request by the Company addressed to the Holder or beneficial owner to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the

Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(iv)           in respect of any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(v)              in respect of any Tax that is payable otherwise than by withholding from payments under or with respect to the Securities;

(vi)           in respect of any such Taxes withheld or deducted from any payment under or with respect to any Security where such withholding or deduction is imposed or levied on a payment to an individual pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(vii)        in respect of any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

(viii)     in respect of any combination of Taxes referred to in the preceding clauses (i) through (vii) above; or

(ix)           to any Holder of a Security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b)                                 In addition to the foregoing, the Company will also pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including related penalties, interest and additions to tax) which are levied by any Relevant Jurisdiction on the execution, delivery, registration or enforcement of any of the Securities, this Indenture or any other document or instrument referred to herein, or the receipt of any payments (other than for taxes or similar charges imposed on, or determined by, net income (however denominated)) under or with respect to the Securities.

(c)                                  In the event that the Company is or becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities, at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to the payment date, in which case the Company will notify the Trustee and Paying Agent, if other than the Trustee, promptly thereafter), the Company shall furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s Certificate certifying to the fact that Additional Amounts will be payable, specifying the amount required to be withheld or deducted on such payments to such beneficial owners and the Additional Amounts payable with respect thereto and certifying that the Company shall pay such amounts required to be withheld to the appropriate governmental authority and that the Company will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of, premium, if any, or interest on such Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and each Paying Agent may (i) rely on the fact that any Officer’s Certificate contemplated by this Section 6.05(c) has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required and (ii) rely on any such Officer’s Certificate that is furnished as conclusive proof that payments of Additional Amounts are necessary and the amount of such payments. The Company covenants to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officer’s Certificate furnished pursuant to this Section 6.05(c) or on the fact that any Officer’s Certificate contemplated by this Section 6.05(c) has not been furnished.

(d)                                 Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, or interest, or any delivery, in respect of any Security, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(e)                                  The Company covenants to make all withholding and deductions required by law and to remit the full amount deducted or withheld to the Relevant Jurisdiction in accordance with applicable law. Upon request, the Company will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation satisfactory to the Trustee, evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders and beneficial owners of the Securities.

(f)                                   Sections 6.05(a), (b), (c), (d) and (e) shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Company is organized or resident or doing business for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

(g)                                  The obligation of the Company to make payments of Additional Amounts under this Section 6.05 shall survive any termination, defeasance or discharge of this Indenture.

Section 6.06                             Compliance Certificate. The Company shall furnish to the Trustee (a) annually, within 120 days after the end of each fiscal year of the Company, and (b) within 14 days of a written request from the Trustee, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture), specifying if any Default has occurred and, in the event that any Default has occurred, specifying each such Default and the nature and status thereof of which such person may have knowledge.

Section 6.07                             Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VIII) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series affected by such waiver and at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.08                             Statement by Officers as to Default. The Company shall deliver to the Trustee as soon as possible and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take with respect thereto.

ARTICLE VII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 7.01                             Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a)                                 the Company fails to pay principal or premium, if any, in respect of a Security of such series due and payable at maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise by the due date for such payment;

(b)                                 the Company fails to pay interest on a Security of such series within 30 days after the due date for such payment;

(c)                                  the Company defaults in the performance of or breaches its obligations under Section 6.04;

(d)                                 the Company, subject to the provisions of Section 6.07, defaults in the performance of or breaches any covenant or agreement in this Indenture or under the Securities of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e)                                  default by the Company or any of its Subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of US$50 million (or the Dollar Equivalent thereof) or more in the aggregate of the Company and/or any of its Subsidiaries, whether such indebtedness exists as of the date of this Indenture or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(f)                                   failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of US$50 million (or the Dollar Equivalent thereof) (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

(g)                                  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of the Principal Controlled Entities of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Company or any of the Principal Controlled Entities of the Company bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any of the Principal Controlled Entities of the Company under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any of the Principal Controlled Entities of the Company or of any substantial part of its or their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(h)                                 the commencement by the Company or any of the Principal Controlled Entities of the Company of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Principal Controlled Entity to the entry of a decree or order for relief in respect of the Company or any of the Principal Controlled Entities of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Principal Controlled Entity, or the filing by the Company or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to the Company or any of the Principal Controlled Entities of the Company under any applicable bankruptcy, insolvency or other similar law, or the consent by the Company or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any of the Principal Controlled Entities of the Company or of any substantial part of its or their respective property pursuant to any such law, or the making by the Company or any of the Principal Controlled Entities of the Company of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Company or any of the Principal Controlled Entities of the Company in writing of the inability of the Company to pay its debts generally as they become due, or the taking of corporate action by the Company or any of the Principal Controlled Entities of the Company that resolves to commence any such action;

(i)                                     the Securities of such series or the Indenture is or becomes or is claimed by the Company to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the Indenture; or

(j)                                    the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01;

provided, however, that a Default under Section 7.01(d) above will not constitute an Event of Default until a Responsible Officer of the Trustee has actual knowledge thereof or until a written notice of any such event is received by the Trustee at the Corporate Trust Office, and such notice refers to the facts underlying such event, the Securities generally, the Company and this Indenture.

Notwithstanding the foregoing provisions of this Section 7.01, if the principal or any premium or interest on any Security is payable in Foreign Currency and such Foreign Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equal to the equivalent in U.S. Dollars of the amount payable in such Foreign Currency, as determined by the Company’s agent in accordance with Section 3.11(d) hereof by reference to the noon buying rate in The City of New York for cable transfers for such Foreign Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate, and any payment made under such circumstances in U.S. Dollars where the required payment is in a Foreign Currency will not constitute an Event of Default under this Indenture.

Section 7.02                             Acceleration; Rescission and Annulment.

(a)                                 Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(g) or 7.01(h)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(g) or 7.01(h) occurs and is continuing, then in every such case, the principal amount of all of the Securities of that series then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01 and the final paragraph of 7.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b)                                 The provisions of Section 7.02(a) are subject to the condition that, at any time after the principal of all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(i)                  the Company has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 7.01 and except as otherwise provided pursuant to Section 3.01) sufficient to pay

(A)                               all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

(B)                               all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by such Securities at the rate or rates prescribed therefor in such Securities); and

(C)                               the principal of and premium, if any, on any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and

every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.06.

(c)           No rescission as provided in this Section 7.02 shall affect any subsequent default or impair any right consequent thereon.

(d)           For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03          Other Remedies. If the Company shall fail for a period of 30 calendar days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 calendar days to make any required sinking fund payment as to a series of Securities, then, upon demand of the Trustee, the Company shall pay to the Paying Agent, for the benefit of the Holders of Securities of such series then Outstanding, the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a).

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 7.04          Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, premium, if any, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 11.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding. In no event shall the foregoing attorney-in-fact authorization be construed as imposing any duty or obligation on the Trustee.

Section 7.05          Priorities. Any moneys or properties collected by the Trustee, or, after an Event of Default, any moneys or other property distributable in respect of the Company’s obligations under this Indenture, in either case with respect to a series of Securities under this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First:               To the payment of all amounts due to the Trustee and any predecessor trustee under this Indenture and the reasonably incurred expenses and disbursements of its agents, delegates, attorneys and counsel.

Second:         In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the chronological order of the Stated Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

Third:             In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

Fourth:           Any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be determined by a court of competent jurisdiction to be so entitled.

Section 7.06          Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series; provided, however, that, subject to the provisions of Section 11.02, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would involve the Trustee in personal liability. The Holders of not less than a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of all Holders of the Securities of such series waive any existing or past Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default (i) in the payment of principal of, premium, if any, or interest on (or Additional Amount payable in respect of), the Securities of such series then Outstanding, in which event the consent of all Holders of the Securities of such series then Outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Security of such series then Outstanding affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.07          Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (i) such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, (ii) the Holders of not less than

25% in aggregate principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, (iii) there shall have been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee, for 60 calendar days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and have not received from the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding a direction inconsistent with such request; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof. It is understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Section 7.08          Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of, premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 7.09          Remedies Cumulative; Delay or Omission Not Waiver. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such

Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case, subject to any determinations in such proceedings, the Company, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

Section 8.01          Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.02          Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)           The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)           The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)           The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

(d)           The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e)           If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion; provided that such record date shall not be more than 30 calendar days prior to the first solicitation of any consent or waiver or more than 30 calendar days prior to the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.03          Persons Deemed Owners.

(a)           The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)           None of the Company, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04          Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

Section 9.01          Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XI;

(c)           to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02          Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the Register. Such notice shall be mailed not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.

Section 9.03          Call of Meetings by Company or Securityholders. In case at any time the Company or the Holders of at least 10% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04          Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05          Regulation of Meetings.

(a)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c)           At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each US$1,000 principal amount of Securities of such series Outstanding held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06          Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07          No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE X

REPORTS BY THE COMPANY AND THE TRUSTEE AND SECURITYHOLDERS’ LISTS

Section 10.01       Reports by Trustee.

(a)           So long as any Securities are Outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein.  If required by Section 313(a) of the TIA, the Trustee shall, within 60 calendar days after each anniversary of the date of this Indenture, following the date of this Indenture deliver to Holders a brief report, dated as of such each anniversary of the date of this Indenture, which complies with the provisions of such Section 313(a).

(b)           The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each securities exchange upon which the Securities are listed or each automated quotation system on which the Securities are quoted, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange or automated quotation system, if any. The Company agrees to notify the Trustee when, as and if the Securities become listed or delisted on any securities exchange or admitted to trading on any automated quotation system and of any delisting thereof.

(c)           The Company shall reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

Section 10.02       Reports by the Company. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 calendar days after the same is filed with the SEC; provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange

Act by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 10.02 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 10.02 it being understood: however, that the Trustee shall have no duty to determine whether such materials have been filed.

Section 10.03       Securityholders’ Lists. The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee:

(a)           semi-annually, within 15 calendar days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b)           at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE XI

CONCERNING THE TRUSTEE

Section 11.01       Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)           The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all out-of-pocket expenses, disbursements and advances properly incurred or made by the Trustee (including, without limitation, the reasonably incurred expenses and disbursements of its agents, delegates, attorneys and counsel), except any such expense, disbursement or advance caused by its own gross negligence, fraudulent activity or willful misconduct.

The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own gross negligence, fraudulent activity or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own gross negligence, fraudulent activity or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the failure to so notify the Company shall not affect the obligations of the Company hereunder to indemnify. In the absence of a Default or an Event of Default, the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section 11.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XII , the payment of any Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or similar laws.

(b)           The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents, delegates and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c)           The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities.

(d)           The Trustee may consult with counsel of its selection, and, subject to Section 11.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in reliance thereon.

(e)           The Trustee, subject to Section 11.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f)            Subject to Section 11.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(g)           Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

(h)           Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j)            The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k)           The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l)            The Trustee shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the Trustee has actual knowledge by way of written notice thereof or unless the

Holders of not less than 25% of the Outstanding Securities notify the Trustee thereof by a written notice to the Trustee that is received by the Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(m)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided, however, that the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(n)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(o)           In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p)           The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q)           The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(r)            The Trustee may refrain from taking any action in any jurisdiction if taking such action in that jurisdiction would, in the reasonable opinion of the Trustee based on written legal advice received from qualified legal counsel in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may refrain from taking such action if, in the reasonable opinion of the Trustee based on such legal advice, it would otherwise render the Trustee liable to any person in that jurisdiction or the State of New York and there has not been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the liabilities to be incurred therein or thereby, or the Trustee would not have the legal capacity to take such action in that jurisdiction by virtue of applicable law in that jurisdiction or the State of New York or by virtue of a written order of any court or other competent authority in that jurisdiction that the Trustee does not have such legal capacity.

(s)            The Trustee shall not be required to give any bond or surety in respect of the performance or its powers and duties hereunder.

Section 11.02       Duties of Trustee.

(a)           If one or more of the Events of Default specified in Section 7.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Unless and until an Event of Default specified in Section 7.01 with respect to the Securities of any series shall have happened which at the time is continuing,

(i)      the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii)     the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)           None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i)      the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii)     the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture;

(iii)    none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(iv)    this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 11.02.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.

Section 11.03       Notice of Defaults. Within 90 calendar days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series actually known to a Responsible Officer of the Trustee (provided that, with respect to any Default specified in Section 7.01(d), such notice shall not be given until at least 30 days after the occurrence of such Default), by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on, any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 11.04       Eligibility; Disqualification.

(a)           The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least US$50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)           The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

Section 11.05       Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)           the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of securities of such series), or

(2)           the Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of securities of such series), or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of securities of such series) may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification and its lien provided in Section 11.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture and the termination of this Indenture for any reason.

Section 11.06       Successor Trustee by Appointment.

(a)           In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in Section 11.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Bankruptcy Code), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b)           If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)           Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.01(a). Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 11.01(a); and, upon request of any such successor Trustee and the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.07       Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.08       Right to Rely on Officer’s Certificate. Subject to Section 11.02, and subject to the provisions of Section 16.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.09       Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the

Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50 million and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09.

Section 11.10       Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the

Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

Section 11.11       Preferential Collection of Claims Against Company.  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein .

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01       Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 12.02       Satisfaction and Discharge of Indenture.

(a)           This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest on, such Securities) when:

(i)      either:

(A)          all Securities of such series that have been authenticated, except (x) lost, stolen or destroyed Securities that have been replaced or paid and (y) Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)          all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligation, or a combination of cash in U.S. Dollars and U.S. Government Obligation, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(ii)     no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

(iii)    the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to all Securities of such series; and

(iv)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at the Stated Maturity or Redemption Date, as the case may be.

(b)           The Company must deliver an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)           Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A)(y) of clause (i) of Section 12.02(a), the obligations of the Trustee under Section 12.07 and Section 6.03(e) shall survive such satisfaction and discharge.

Section 12.03       Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a)           The Company may, at its option and at any time, elect to have either Section 12.03(b) or Section 12.03(c) applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 12.03.

(b)           Upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d), be deemed to have been Discharged from its obligations with respect to all Outstanding Securities of such series on the date such conditions are satisfied (“Legal Defeasance”). For this purpose, “Legal Defeasance” means that the Company shall be deemed to have paid and Discharged the entire Indebtedness represented by the Securities of such series then Outstanding and to have satisfied all of its other obligations under the Securities.

(c)           The rights, powers, trusts, duties and immunities of the Trustee, and of such series and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)      the rights of Holders of the Securities of such series then Outstanding to receive payments in respect of the principal of, or interest or premium on the Securities when such payments are due from the trust referred to in Section 12.03(d);

(ii)     the Company’s obligations concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)    the Company’s obligations in connection therewith; and

(iv)    this Section 12.03(b) and Section 12.03(c) with respect to the Securities of such series.

Following the Company’s exercise of its Legal Defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.03(b) notwithstanding the prior exercise of its option under Section 12.03(c).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of a series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (i) of 12.03(d), payment of the principal of, premium, if any, or interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 6.02, 6.03, 12.06 and 12.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

(d)           Upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d), be released from its obligations under the covenants contained in Section 6.04 and as provided pursuant to Section 3.01(bb), on and after the date the conditions set forth in Section 12.03(d) are satisfied (“Covenant Defeasance”). For this purpose, “Covenant Defeasance” means that, with respect to this Indenture and the Securities of such Series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(c), subject to the satisfaction of the conditions set forth in Section 12.03(d), Sections 7.01(c), Section 7.01(d) (only with respect to covenants that are released as a result of such Covenant Defeasance), 7.01(e) and 7.01(f), in each case, shall not constitute Events of Default.

(e)           The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 12.03(b) or the Covenant Defeasance option under Section 12.03(c):

(i)      the Company must irrevocably deposit with the Trustee as trust funds, in trust, for the benefit of the Holders of all Securities subject to Legal Defeasance or Covenant Defeasance, cash in U.S. Dollars, U.S. Government Obligation, or a combination of cash in U.S. Dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such Securities that are then Outstanding on the Stated Maturity or Redemption Date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular Redemption Date;

(ii)     in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the Issue Date there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the beneficial owners of the Securities of such series then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)    in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the Securities of such series then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)    no Default or Event of Default must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)     the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Securities over the Company’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vi)    the Company must deliver to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.04       Repayment to Company. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or U.S. Government Obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.06. The provisions of the last paragraph of Section 6.03 shall apply to any moneys or U.S. Government Obligations held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys or U.S. Government Obligations have been deposited pursuant to Section 12.03.

Section 12.05       Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 12.06       Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 12.03 above shall be irrevocable (except to the extent provided in Sections 12.04 and 12.07) and shall be made under the terms of an escrow trust agreement. As contemplated under this Article 12, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any Mandatory Sinking Fund Payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 12.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to Optional Sinking Fund Payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of Optional Sinking Fund Payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 12.07       Application of Trust Money.

(a)           Neither the Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be applied as provided in Section 6.03(e).

(b)           Subject to the provisions of clause (a) above, any moneys or U.S. Government Obligations which at any time shall be deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other paying agent in trust for the respective Holders of the Securities for the purpose for which such moneys or U.S. Government Obligations shall have been deposited; provided that such moneys or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 12.08       Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

Section 13.01       No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

Section 14.01       Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a)           to cure any ambiguity, manifest error, omission or inconsistency contained herein or in any supplemental indenture;

(b)           to evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(c)           to comply with the rules of any applicable Depositary;

(d)           to add guarantees with respect to any series of Securities;

(e)           to secure any series of Securities;

(f)            to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(g)           to make any change in any series of Securities that does not adversely affect the legal rights under this Indenture of any Holder of such Securities in any material respect;

(h)           to evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms hereof;

(i)            to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of Debt Securities” in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officer’s Certificate;

(j)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, but not limited to, facilitating the issuance and administration of any series of the Securities or, if incurred in compliance with this Indenture, additional Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in any series of the Securities being transferred in violation of the U.S. Securities Act of 1933, as amended, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(k)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(l)            to make any amendment to this Indenture necessary to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(m)          to prohibit the authentication and delivery of additional series of Securities; or

(n)           to establish the form and terms of Securities of any series as permitted in Section 3.01, or to provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.02.

Section 14.02       With Consent of Securityholders; Limitations.

(a)           With the consent of the Holders (evidenced as provided in Article VIII) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i)      change the Stated Maturity of the principal of and premium, if any, or any installment of interest on any Security;

(ii)     reduce the principal amount of, payments of interest on or stated time for payment of interest on any Security;

(iii)    change any obligation of the Company to pay Additional Amounts with respect to any Security;

(iv)    change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable;

(v)     reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(vi)    impair the right to institute suit for the enforcement of any payment due on or with respect to any Security;

(vii)   reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture;

(viii)  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(ix)    modify any of the provisions of this Section 14.02, Section 7.06 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section 14.02 and Section 6.07, or the deletion of this proviso, in accordance with the requirements of Sections 11.06 and 14.01(g);

(x)     amend, change or modify any provision of this Indenture or the related definition affecting the ranking of any series of Securities in a manner which adversely affects the Holders of such Securities; or

(xi)    reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 or as provided pursuant to Section 3.01, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

(b)           A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)           It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)           The Company may set a record date pursuant to Section 8.02(e) for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section 14.02.  Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders (if any) furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

(e)           Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.03       Trustee Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 16.01 stating that the execution of such supplemental indenture to be entered into pursuant to Section 14.01 or Section 14.02 is authorized or permitted by this Indenture and such supplemental indenture is the legal, valid and binding obligation of the Company enforceable against in accordance with its terms, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.04       Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.05       Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.06       Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

SUBORDINATION OF SECURITIES

Section 15.01       Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, or interest on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(r), this Article XV shall have no effect upon such series of Securities.

Section 15.02       Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 15.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under the Bankruptcy Code or any applicable state bankruptcy laws):

(a)           the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal, premium, if any, or interest thereon before the Holders of the Securities are entitled to receive any payment upon the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities; and

(b)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV in respect of the principal of, premium, if any, or interest, on the Securities shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, or interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character in respect of the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d)           Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of, premium, if any, or interest on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, or interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Section 15.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.03       No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 15.01, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 calendar days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 15.04       Payments on Securities Permitted. Subject to Section 15.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 15.02 and 15.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee, more than two Business Days prior to the date fixed for such payment.

Section 15.05       Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 15.01, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.06       Notices to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XV. Subject to Section 15.01, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or interest on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07       Trustee as Holder of Senior Indebtedness. Subject to Section 15.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.05 or 11.01.

Section 15.08       Modifications of Terms of Senior Indebtedness. Subject to Section 15.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is Outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section 15.09       Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 15.01, upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10       Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 15.01, moneys and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XII and not, at the time of such deposit, prohibited to be deposited under Sections 15.02 or 15.03 shall not be subject to this Article XV.

Section 15.11       Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01       Certificates and Opinions as to Conditions Precedent.

(a)           Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c)           Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)           Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 16.02       Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control.

Section 16.03       Notices to the Company and Trustee. Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a)           the Company, at Vipshop Holdings Limited, No. 20 Huahai Street, Liwan district, Guangzhou, Guangdong 510370, The People’s Republic of China, Attention: Chief Financial Officer, Telephone  No.: +86 20 2233 0000 or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b)           the Trustee, at the Corporate Trust Office of the Trustee, Attention: Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, Mail Stop: NYC60-1630, New York, New York 10005, Attention:  Corporates Team — Vipshop Facsimile (732) 578-4635 with a copy to: Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, 100 Plaza One, 6th Floor, Mail Stop: JCY03-0699 Jersey City, NJ 07311-3901, Attention:  Corporates Team — Vipshop Facsimile (732) 578-4635.

Any such notice, demand or other document shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 16.04       Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided), if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register.

(a)           In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 16.05       Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 16.06       Judgment Currency. To the fullest extent permitted by law, the obligations of the Company to any Holder under this Indenture or the Securities of any series, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the U.S. Dollars with the Judgment Currency. If the amount of U.S. Dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in U.S. Dollars, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of U.S. Dollars so purchased exceeds the amount originally to be paid to such Holder, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Company such excess; provided that such Holder shall not have any obligation to pay any such excess as long as a Default by the Company in its obligations under this Indenture or such series of Securities has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations. In the event the Trustee is required or requested to make such purchases of U.S. Dollars with the Judgment Currency, the Trustee will in good faith select a recognized banking institution in The City of New York through which the Trustee will purchase the U.S. Dollars with the Judgment Currency; provided that the Trustee will not be liable for any losses or shortfalls in amounts so paid as a result of the foreign exchange rate applied by such banking institution to such purchases of the U.S. Dollars with the Judgment Currency in accordance with normal banking procedures.

Section 16.07       Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.08       Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 16.09       Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 16.10       Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 16.11       Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 16.12       Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 16.13       Submission to Jurisdiction. The Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. Service of any process, summons, notice or document by registered mail addressed to the Company’s agent, Law Debenture Corporate Services Inc., at the address 400 Madison Avenue, 4th Floor, New York, New York 10017, shall be effective service of process against the Company for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 16.14       Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Indenture, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 16.15       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.16       USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Indenture agree that it will provide to the Trustee such information as they may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

VIPSHOP HOLDINGS LIMITED, as Issuer

By:	/s/ Donghao Yang
	Name:	Donghao Yang
	Title:	Chief Financial Officer

Deutsche Bank Trust Company Americas

By:	Deutsche Bank National Trust Company, as Trustee

By:	/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

By:	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

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EXHIBIT A

FORM OF SECURITY

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

VIPSHOP HOLDINGS LIMITED

% Note Due

PRINCIPAL AMOUNT:
CUSIP:

No.:

Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                               (                     ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on                 , or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate:                   % per annum.

Interest Payment Dates:                  and                  of each year,

commencing on                 .

Interest Record Dates:                  and                .

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, Vipshop Holdings Limited. has caused this Note to be duly executed.

VIPSHOP HOLDINGS LIMITED

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

[Deutsche Bank Trust Company Americas]

By:	Deutsche Bank National Trust Company, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

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REVERSE OF NOTE

VIPSHOP HOLDINGS LIMITED

      % Note Due

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “      % Note due          “ (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of [            ] (the “Base Indenture”), duly executed and delivered by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor trustee)[, as supplemented by the Supplemental Indenture, dated as of (the “Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee]. The Base Indenture [as supplemented and amended by the Supplemental Indenture] is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at a rate of       % per annum. The Company will pay interest semi-annually on            and            of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption, and the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will instead be paid upon presentation and surrender of such Notes as provided in the Indenture. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3.             Paying Agent, Authenticating Agent and Registrar.  Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4.             Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “      % Note due           ,” initially limited to US$                in aggregate principal amount. The

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Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture [and the Supplemental Indenture]. Requests may be made to: Vipshop Holdings Limited, No. 20 Huahai Street, Liwan district, Guangzhou, Guangdong 510370, The People’s Republic of China, Attention: Chief Financial Officer.

5.             Redemption and Repurchase.  [The Notes are subject to optional redemption, and may be the subject of a mandatory redemption or offer to purchase, as further described in the Indenture.] [The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.]

6.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in the denominations of US$                or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.             Persons Deemed Owners.  The registered Noteholder may be treated as its owner for all purposes.

8.             Amendments, Supplements and Waivers.  The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9.             Defaults and Remedies.  [The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.]

10.          No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11.          Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

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12.          Governing Law.  The Base Indenture[, the Supplemental Indenture] and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                    Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

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SCHEDULE OF INCREASES OR DECREASES IN NOTE *

The initial principal amount of this Note is US$                         . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*                 Insert in Global Notes.

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